UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22905	41-1878178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada	89434
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3–SECURITIES AND TRADING MARKETS

Item 3.03. Material Modification to Rights of Security Holders

Effective May 30, 2008, Golden Phoenix Minerals, Inc., a Minnesota corporation (“Company”), and Golden Phoenix Minerals, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Subsidiary”), consummated a merger transaction for the specific purpose of changing the Company’s state of incorporation from Minnesota to Nevada (the “Reincorporation”). The Reincorporation was undertaken in accordance with the terms and conditions of an Agreement and Plan of Merger entered into by the Company and Subsidiary and accomplished pursuant to filing Articles of Merger in the states of Nevada and Minnesota, designating May 30, 2008, as the effective date of the Reincorporation.

The reincorporation into Nevada transaction, including the terms and provisions therefor, was approved by the Company’s board of directors and presented to the shareholders of the Company in the Definitive Proxy Statement filed with the Securities and Exchange Commission on July 27, 2007. Subsequently, the Reincorporation, including the terms and provisions therefor, was duly approved by vote of the Company’s shareholders at the 2007 Annual Meeting of Shareholders and by written consent of the Company as the sole stockholder of Subsidiary.

This Articles of Incorporation of Golden Phoenix Minerals, Inc., a Nevada corporation, are filed as Exhibit 3.1 to this Form 8-K. For further information see the Articles of Incorporation of Golden Phoenix Minerals, Inc., a Nevada corporation, attached hereto as Exhibit 3.1.

This Agreement and Plan of Merger is filed as Exhibit 10.1 to this Form 8-K. For further information see the Agreement and Plan of Merger attached hereto as Exhibit 10.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.                      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation of Golden Phoenix Minerals, Inc., a Nevada corporation
3.2	Bylaws of Golden Phoenix Minerals, Inc., a Nevada corporation
4.1	Specimen Common Stock Certificate of Golden Phoenix Minerals, Inc., a Nevada corporation
10.1	Agreement and Plan of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated: June 4, 2008	By:	/s/ Robert Martin
Robert Martin
President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation of Golden Phoenix Minerals, Inc., a Nevada corporation
3.2	Bylaws of Golden Phoenix Minerals, Inc., a Nevada corporation
4.1	Specimen Common Stock Certificate of Golden Phoenix Minerals, Inc., a Nevada corporation
10.1	Agreement and Plan of Merger